# Project Cheetah
# Special Committee Materials for Discussion

June 26, 2024

CRAIG-HALLUM
CAPITAL GROUP LLC

# **Discussion of Lion Offer** – Implied Enterprise Value

- **Analysis is based on most recent share, RSU, PSU, option and Non-Qual data received from the Company as well as 5/31/2024 balance sheet data provided by the Company**

| Purchase Price Consideration | | |
|---|---|---|
| | ***$3.17 Offer Price*** | |
| Implied Value of All Common Stock Outstanding | $50,856 | *- Based on 16,042,811 shares outstanding* |
| RSU Value | $4,278 | *- Based on 1,349,426 RSUs outstanding* |
| PSU Value | $21 | *- Based on 6,700 RSUs outstanding* |
| Options value | $755 | *- Based on 345,939 options with $1.00 strike price and 1,849 options with $1.10 strike price* |
| Non-Qualified Stock | $15 | *- Based on 7,347 non-qualified stock with $1.10 strike price* |
| **Implied Total Equity Purchase Price** | **$55,924** | |
| Less: Cash 5/31/2024 | $54,452 | |
| Plus: Debt and Debt-Like Items 5/31/2024 | $105,938 | *- Consists of $105.9 million of Lion Preferred Stock liquidation value a/o 5/31/2023* |
| ***Implied Enterprise Value*** | ***$107,410*** | |

# Summary Valuation Observations

## Implied Cepton Valuation Ranges

| | | EV/ Multiples | | | | | Implied Enterprise Value ($ millions) | | | | | Implied Share Price | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Comparable Public Companies | Target Metric Million (USD) | Low | 25th Percentile | Median | 75th Percentile | High | Low | 25th Percentile | Median | 75th Percentile | High | Low | 25th Percentile | Median | 75th Percentile | High |
| 2024E Revenue | $28.2 | 0.6 x | 0.7 x | 2.8 x | 9.9 x | 17.2 x | $17.2 | $19.6 | $77.9 | $278.6 | $483.1 | NM | NM | $1.49 | $12.88 | $24.47 |
| 2025E Revenue | $41.2 | 0.2 x | 0.4 x | 1.8 x | 3.9 x | 4.7 x | $6.5 | $17.0 | $75.3 | $159.4 | $195.3 | NM | NM | $1.35 | $6.12 | $8.15 |
| 2024E Gross Profit | $12.4 | 1.7 x | 3.2 x | 4.6 x | 6.1 x | 7.5 x | $21.4 | $39.5 | $57.5 | $75.5 | $93.5 | NM | NM | $0.34 | $1.36 | $2.38 |
| 2025E Gross Profit | $17.5 | 1.0 x | 1.2 x | 4.7 x | 9.1 x | 22.2 x | $18.4 | $20.9 | $82.9 | $160.3 | $389.0 | NM | NM | $1.78 | $6.17 | $19.13 |
| **Premiums Paid** | | | | | | | | | | | | | | | | |
| Premiums Paid 1-Day | $2.54 | -4.3% | 22.5% | 40.2% | 57.1% | 91.5% | $94.4 | $106.4 | $114.3 | $121.9 | $137.3 | $2.43 | $3.11 | $3.56 | $3.99 | $4.86 |
| Premiums Paid 1-Week | $2.50 | -3.4% | 23.3% | 42.9% | 52.8% | 93.5% | $94.1 | $105.9 | $114.5 | $118.9 | $136.8 | $2.42 | $3.08 | $3.57 | $3.82 | $4.84 |
| Premiums Paid 1-Month | $2.56 | -39.8% | 20.4% | 41.0% | 57.0% | 214.3% | $78.7 | $105.9 | $115.1 | $122.4 | $193.4 | $1.54 | $3.08 | $3.61 | $4.02 | $8.05 |
| **Discounted Cash Flow** | | | | | | | | | | | | | | | | |
| Terminal Revenue | | | | | | | $20.8 | $54.5 | $94.5 | $142.0 | $198.4 | NM | $0.48 | $2.81 | $5.58 | $8.89 |

*"NM" (Not Meaningful) datapoints reflect negative implied share prices*

***Source:*** *S&P Capital IQ, Bloomberg, and SEC filings as of 6/25/2024*
*Target metrics based on the Company financials provided by and approved for use by Cepton management*
*Implied enterprise value and implied share prices are based on 17.6 million fully diluted shares outstanding, $105.9 million of debt, and $54.5 million of cash and equivalents and restricted cash*

# Summary Valuation Observations – Enterprise Value

- **The green bars represent the 25th to 75th percentile for each of the respective valuation methodologies**



COMPARABLE PUBLIC COMPANIES
PREMIUMS PAID
DCF
Revenue
Gross Profit
2024E
2025E
2024E
2025E
1-Day
1-Week
1-Month
Rev.
$600
$500
$400
$300
$200
$100
$0
$483.1
$17.2
$195.3
$6.5
$93.5
$21.4
$389.0
$18.4
$137.3
$94.4
$136.8
$94.1
$193.4
$78.7
$198.4
$20.8
Koito Proposed Offer of $3.17 per Share

***Source:*** *S&P Capital IQ, Bloomberg, and SEC filings as of 6/25/2024*
*Target metrics based on the Company financials provided by and approved for use by Cepton management*
*Implied enterprise value and implied share prices are based on 17.6 million fully diluted shares outstanding, $105.9 million of debt, and $54.5 million of cash and equivalents and restricted cash*

# Summary Valuation Observations – Share Price

- **The green bars represent the 25th to 75th percentile for each of the respective valuation methodologies**



PUBLIC COMPANY COMPARABLES
PREMIUMS PAID
DCF
Revenue
Gross Profit
2024E
2025E
2024E
2025E
1-Day
1-Week
1-Month
Rev.
$24.47
NM
$8.15
NM
$2.38
NM
$19.13
NM
$4.86
$2.43
$4.84
$2.42
$8.05
$1.54
$8.89
NM
$3.17 Koito Offer Price

*"NM" (Not Meaningful) datapoints reflect negative implied share prices*

***Source:*** *S&P Capital IQ, Bloomberg, and SEC filings as of 6/25/2024*
*Target metrics based on the Company financials provided by and approved for use by Cepton management*
*Implied enterprise value and implied share prices are based on 17.6 million fully diluted shares outstanding, $105.9 million of debt, and $54.5 million of cash and equivalents and restricted cash*

# Selected Comparable Public Companies Analysis

**COMPARABLE COMPANY ANALYSIS**

*$ in millions, except per share data*

| Company | Ticker | Stock Price | Market Cap | Enterprise Value | LTM Multiples Revenue | LTM Multiples Gross Profit | 2024E Multiples Revenue | 2024E Multiples Gross Profit | 2025E Multiples Revenue | 2025E Multiples Gross Profit |
|---|---|---|---|---|---|---|---|---|---|---|
| Luminar Technologies, Inc. | LAZR | $1.34 | $654.4 | $1,059.4 | 13.9x | NM | 9.9x | NA | 4.7x | 22.2x |
| Hesai Group | HSAI | $4.19 | $551.9 | $226.9 | 0.9x | 2.6x | 0.6x | 1.7x | 0.4x | 1.2x |
| MicroVision, Inc. | MVIS | $1.02 | $220.2 | $145.1 | 19.5x | 36.9x | 17.2x | NM | 3.9x | 9.1x |
| Aeva Technologies, Inc. | AEVA | $2.53 | $152.4 | ($36.9) | NM | NM | NM | NA | NM | NM |
| Innoviz Technologies Ltd. | INVZ | $0.86 | $152.3 | $21.4 | 0.8x | NM | 0.7x | NA | 0.2x | 1.0x |
| Ouster, Inc. | OUST | $9.48 | $466.7 | $322.6 | 3.5x | 18.5x | 2.8x | 7.5x | 1.8x | 4.7x |
| AEye, Inc. | LIDR | $1.90 | $15.2 | ($18.4) | NM | NM | NM | NA | NM | NA |
| **High** | | | $654.4 | $1,059.4 | 19.5x | 36.9x | 17.2x | 7.5x | 4.7x | 22.2x |
| **75th Percentile** | | | $509.3 | $274.7 | 13.9x | 27.7x | 9.9x | 6.1x | 3.9x | 9.1x |
| **Median** | | | $220.2 | $145.1 | 3.5x | 18.5x | 2.8x | 4.6x | 1.8x | 4.7x |
| **25th Percentile** | | | $152.4 | $1.5 | 0.9x | 10.5x | 0.7x | 3.2x | 0.4x | 1.2x |
| **Low** | | | $15.2 | -$36.9 | 0.8x | 2.6x | 0.6x | 1.7x | 0.2x | 1.0x |

**FINANCIAL ESTIMATES SUMMARY**

*$ in millions, except per share data*

| Company | Ticker | LTM Revenue | 2024E Revenue | 2025E Revenue | LTM Gross Profit | 2024E Gross Profit | 2025E Gross Profit | LTM Gross Margin | 2024E Gross Margin | 2025E Gross Margin | 2024E - 2025E Rev. Growth |
|---|---|---|---|---|---|---|---|---|---|---|---|
| Luminar Technologies, Inc. | LAZR | $76.2 | $107.1 | $223.5 | ($68.5) | NA | $47.8 | -90% | NA | 21% | 108.7% |
| Hesai Group | HSAI | $250.1 | $371.3 | $550.0 | $88.4 | $131.3 | $190.7 | 35% | 35% | 35% | 48.1% |
| MicroVision, Inc. | MVIS | $7.4 | $8.5 | $37.5 | $3.9 | $1.5 | $15.9 | 53% | 17% | 42% | 343.5% |
| Aeva Technologies, Inc. | AEVA | $5.3 | $6.8 | $20.1 | ($5.9) | NA | $2.3 | -112% | NA | 12% | 193.8% |
| Innoviz Technologies Ltd. | INVZ | $26.9 | $30.8 | $134.8 | ($9.0) | NA | $20.4 | -33% | NA | 15% | 338.1% |
| Ouster, Inc. | OUST | $92.0 | $116.7 | $176.5 | $17.5 | $42.8 | $68.3 | 19% | 37% | 39% | 51.3% |
| AEye, Inc. | LIDR | $0.8 | $1.6 | $5.5 | ($6.7) | NA | $0.0 | -790% | NA | 0% | 243.8% |
| **High** | | $250.1 | $371.3 | $550.0 | $88.4 | $131.3 | $190.7 | 53% | 37% | 42% | 343% |
| **75th Percentile** | | $84.1 | $111.9 | $200.0 | $10.7 | $87.0 | $58.0 | 27% | 36% | 37% | 291% |
| **Median** | | $26.9 | $30.8 | $134.8 | ($5.9) | $42.8 | $20.4 | -33% | 35% | 21% | 194% |
| **25th Percentile** | | $6.4 | $7.6 | $28.8 | ($7.8) | $22.1 | $9.1 | -101% | 26% | 13% | 80% |
| **Low** | | $0.8 | $1.6 | $5.5 | ($68.5) | $1.5 | $0.0 | -790% | 17% | 0% | 48% |

***Source:*** *SEC filings, financial estimates and stock price based on S&P Capital IQ, enterprise values based on TSM diluted shares outstanding, as of 6/25/2024*
*"NM" (Not Meaningful) datapoints reflect negative multiples, any revenue multiples >25x, and any gross profit multiples >50x*
*"NA" (Not Applicable) datapoints reflect multiples in which consensus estimates are not available*

# M&A Premiums Paid Analysis - Methodology

- **Screening criteria:**
  - Deals completed or those announced but have not closed since January 1, 2021 in the United States and Canada
  - Deals that were 100% cash transactions acquiring greater than 50% of the target company
  - Transaction equity value ranging from $20 million to $250 million
  - Includes only technology company transactions
- **23 total transactions in analysis**

**Premiums Paid – Current (6/25/2024)[1]**

| Premiums Paid Analysis | 1-Day | 1-Week | 1-Month |
|---|---|---|---|
| High | 91.5% | 93.5% | 214.3% |
| 75th Percentile | 57.1% | 52.8% | 57.0% |
| Median | 40.2% | 42.9% | 41.0% |
| 25th Percentile | 22.5% | 23.3% | 20.4% |
| Low | (4.3%) | (3.4%) | (39.8%) |
| **Cepton Closing Share Price** | $2.54 | $2.50 | $2.56 |
| *Date* | *6/25/2024* | *6/18/2024* | *5/25/2024* |
| *$3.17 Corresponding Premium [2]* | *24.8%* | *26.8%* | *23.8%* |

**Implied Price Per Share**

| *Share price shown in USDs* | 1-Day | 1-Week | 1-Month |
|---|---|---|---|
| High | $4.86 | $4.84 | $8.05 |
| 75th Percentile | $3.99 | $3.82 | $4.02 |
| Median | $3.56 | $3.57 | $3.61 |
| 25th Percentile | $3.11 | $3.08 | $3.08 |
| Low | $2.43 | $2.42 | $1.54 |

*__Source__: S&P Capital IQ as of 6/25/2024*

*(1) Represents 1 Day, 1 Week, and 1 Month Spot Prices as of 6/25/2024*

*(2) Represents premium to Cepton closing price in respective time periods for the current $3.17 offer price*

# Discounted Cash Flow Analysis – Summary & Sensitivity

*$ in millions*

| | 2024P[1] | 2025P | 2026P | 2027P | 2028P |
|---|---|---|---|---|---|
| **Operating Profit** | **($11.7)** | **($4.7)** | **($29.4)** | **($21.0)** | **$7.6** |
| Less: Taxes @ 29.8%[2] | $0.0 | $0.0 | $0.0 | $0.0 | ($2.3) |
| **NOPAT[3]** | **($11.7)** | **($4.7)** | **($29.4)** | **($21.0)** | **$5.3** |
| Plus: D&A | $0.3 | $0.4 | $0.5 | $0.7 | $1.2 |
| Plus: Koito Claim | $18.0 | | | | |
| Less: CapEx | $0.0 | ($0.8) | ($0.6) | ($1.5) | ($2.9) |
| Less: Δ Net Working Capital[4] | ($2.1) | ($3.5) | $0.8 | ($10.7) | ($12.1) |
| **Unlevered Free Cash Flow** | **$4.5** | **($8.7)** | **($28.7)** | **($32.4)** | **($8.5)** |
| **Discount @ 21.4%** | | | | | **($40.0)** |
| **PV of TV Revenue @ 2.0x** | | | | | **$134.5** |
| **Implied Enterprise Value** | | | | | **$94.5** |
| **Plus: Cash & Equivalents, Restricted Cash** | | | | | **$54.5** |
| **Less: Debt[5]** | | | | | **$105.9** |
| **Implied Equity Value** | | | | | **$43.0** |
| **Fully Diluted Shares Outstanding** | | | | | **17.6** |
| **Equity Value per Share** | | | | | **$2.44** |
| **Plus: NOL Impact** | | | | | **$0.37** |
| **Equity Value per Share** | | | | | **$2.81** |

**Implied Enterprise Value**

| WACC | Terminal Revenue Multiple 1.00x | 1.50x | 2.00x | 2.50x | 3.00x |
|---|---|---|---|---|---|
| 16.4% | $35.7 | $76.4 | $117.0 | $157.7 | $198.4 |
| 18.9% | $31.2 | $68.1 | $105.1 | $142.0 | $179.0 |
| 21.4% | $27.3 | $60.9 | $94.5 | $128.2 | $161.8 |
| 23.9% | $23.8 | $54.5 | $85.2 | $115.8 | $146.5 |
| 26.4% | $20.8 | $48.9 | $76.9 | $104.9 | $132.9 |

**Implied Stock Price**

| WACC | Terminal Revenue Multiple 1.00x | 1.50x | 2.00x | 2.50x | 3.00x |
|---|---|---|---|---|---|
| 16.4% | -$0.33 | $1.97 | $4.28 | $6.58 | $8.89 |
| 18.9% | -$0.70 | $1.40 | $3.49 | $5.58 | $7.68 |
| 21.4% | -$1.00 | $0.90 | $2.81 | $4.72 | $6.62 |
| 23.9% | -$1.26 | $0.48 | $2.21 | $3.95 | $5.69 |
| 26.4% | -$1.48 | $0.11 | $1.69 | $3.28 | $4.87 |

*Financials provided by and approved for use by Cepton management*
*(1) Assumes transaction date of 6/25/2024*
*(2) Assumes 21.0% federal tax rate and 8.8% state tax rate, per Cepton*
*(3) "NOPAT" defined as net operating profit after taxes*
*(4) As provided by and approved for use by Cepton management; Net Working Capital defined as the sum of Accounts Receivable, Inventory and Prepaid Expenses, less Accounts Payable and Accrued Expenses*
*(5) Debt includes convertible preferred stock*

# Accumulated Net Operating Losses (“NOL”) Valuation

**State and Federal NOL Valuation**

| in millions | 2024 | 2025 | 2026 | 2027 | 2028 | 2029 | 2030 | 2031 | 2032 | 2033 | 2034 | 2035 | 2036 |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| EBIT | $ (11.7) | $ (4.7) | $ (29.4) | $ (21.0) | $ 7.6 | $ 8.3 | $ 9.0 | $ 9.8 | $ 10.7 | $ 11.7 | $ 12.0 | $ 12.4 | $ 12.8 |
| Total other income (expense) | (6.2) | (1.7) | (0.8) | (0.6) | (1.0) | 1.5 | 1.5 | 3.0 | 3.0 | 3.0 | 3.0 | 3.0 | 3.0 |
| EBT | (17.8) | (6.4) | (30.2) | (21.6) | 6.6 | 9.8 | 10.5 | 12.8 | 13.7 | 14.7 | 15.0 | 15.4 | 15.8 |
| Federal Tax (21.0%) | - | - | - | - | 1.4 | 2.1 | 2.2 | 2.7 | 2.9 | 3.1 | 3.2 | 3.2 | 3.3 |
| State Tax (8.8%) | - | - | - | - | 0.6 | 0.9 | 0.9 | 1.1 | 1.2 | 1.3 | 1.3 | 1.4 | 1.4 |
| **NOL Analysis** | | | | | | | | | | | | | |
| Federal Beginning Bal. | $ 166.8 | $ 184.7 | $ 191.1 | $ 221.3 | $ 242.8 | $ 237.6 | $ 229.7 | $ 221.3 | $ 211.0 | $ 200.1 | $ 188.3 | $ 176.3 | $ 163.9 |
| Federal Offset | - | - | - | - | 5.3 | 7.8 | 8.4 | 10.3 | 11.0 | 11.8 | 12.0 | 12.3 | 12.6 |
| Federal NOLs set to Expire | - | - | - | - | - | - | - | - | - | - | - | - | - |
| Federal Remaining | 184.7 | 191.1 | 221.3 | 242.8 | 237.6 | 229.7 | 221.3 | 211.0 | 200.1 | 188.3 | 176.3 | 163.9 | 151.3 |
| Taxes Shielded | - | - | - | - | 1.1 | 1.6 | 1.8 | 2.2 | 2.3 | 2.5 | 2.5 | 2.6 | 2.7 |
| PV of Taxes Shielded (WACC @ 21%) | - | - | - | - | 0.5 | 0.6 | 0.5 | 0.5 | 0.4 | 0.4 | 0.3 | 0.3 | 0.2 |
| State Beginning Bal. | $ 50.9 | $ 68.8 | $ 75.1 | $ 105.3 | $ 126.9 | $ 121.6 | $ 113.8 | $ 105.4 | $ 95.1 | $ 84.1 | $ 72.4 | $ 60.3 | $ 48.0 |
| State Offset | - | - | - | - | 5.3 | 7.8 | 8.4 | 10.3 | 11.0 | 11.8 | 12.0 | 12.3 | 12.6 |
| State Remaining | 68.8 | 75.1 | 105.3 | 126.9 | 121.6 | 113.8 | 105.4 | 95.1 | 84.1 | 72.4 | 60.3 | 48.0 | 35.4 |
| Taxes Shielded | - | - | - | - | 0.5 | 0.7 | 0.7 | 0.9 | 1.0 | 1.0 | 1.1 | 1.1 | 1.1 |
| PV of Taxes Shielded (WACC @ 21%) | - | - | - | - | 0.2 | 0.2 | 0.2 | 0.2 | 0.2 | 0.2 | 0.1 | 0.1 | 0.1 |

| in millions | 2037 | 2038 | 2039 | 2040 | 2041 | 2042 | 2043 | 2044 | 2045 | 2046 | 2047 | 2048 | 2049 | 2050 | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| EBIT | $ 13.2 | $ 13.6 | $ 13.8 | $ 14.1 | $ 14.4 | $ 14.7 | $ 15.0 | $ 15.3 | $ 15.6 | $ 15.9 | $ 16.2 | $ 16.5 | $ 16.9 | $ 17.2 | |
| Total other income (expense) | 3.0 | 3.0 | 3.0 | 3.0 | 3.0 | 3.0 | 3.0 | 3.0 | 3.0 | 3.0 | 3.0 | 3.0 | 3.0 | 3.0 | |
| EBT | 16.2 | 16.6 | 16.8 | 17.1 | 17.4 | 17.7 | 18.0 | 18.3 | 18.6 | 18.9 | 19.2 | 19.5 | 19.9 | 20.2 | |
| Federal Tax (21.0%) | 3.4 | 3.5 | 3.5 | 3.6 | 3.7 | 3.7 | 3.8 | 3.8 | 3.9 | 4.0 | 4.0 | 4.1 | 4.2 | 4.2 | |
| State Tax (8.8%) | 1.4 | 1.5 | 1.5 | 1.5 | 1.5 | 1.6 | 1.6 | 1.6 | 1.6 | 1.7 | 1.7 | 1.7 | 1.8 | 1.8 | |
| **NOL Analysis** | | | | | | | | | | | | | | | |
| Federal Beginning Bal. | $ 151.3 | $ 138.4 | $ 125.1 | $ 111.7 | $ 98.0 | $ 84.1 | $ 69.9 | $ 55.6 | $ 40.9 | $ 26.1 | $ 11.0 | $ - | $ - | $ - | |
| Federal Offset | 12.9 | 13.2 | 13.5 | 13.7 | 13.9 | 14.1 | 14.4 | 14.6 | 14.9 | 15.1 | 11.0 | - | - | - | $242.8 |
| Federal NOLs set to Expire | 7.7 | - | - | - | - | - | - | - | - | - | - | - | - | - | |
| Federal Remaining | 138.4 | 125.1 | 111.7 | 98.0 | 84.1 | 69.9 | 55.6 | 40.9 | 26.1 | 11.0 | - | - | - | - | |
| Taxes Shielded | 2.7 | 2.8 | 2.8 | 2.9 | 2.9 | 3.0 | 3.0 | 3.1 | 3.1 | 3.2 | 2.3 | - | - | - | |
| PV of Taxes Shielded (WACC @ 21%) | 0.2 | 0.2 | 0.1 | 0.1 | 0.1 | 0.1 | 0.1 | 0.1 | 0.0 | 0.0 | 0.0 | - | - | - | $4.76 |
| State Beginning Bal. | $ 35.4 | $ 22.5 | $ 9.2 | $ - | $ - | $ - | $ - | $ - | $ - | $ - | $ - | $ - | $ - | $ - | |
| State Offset | 12.9 | 13.2 | 9.2 | - | - | - | - | - | - | - | - | - | - | - | $126.9 |
| State Remaining | 22.5 | 9.2 | - | - | - | - | - | - | - | - | - | - | - | - | |
| Taxes Shielded | 1.1 | 1.2 | 0.8 | - | - | - | - | - | - | - | - | - | - | - | |
| PV of Taxes Shielded (WACC @ 21%) | 0.1 | 0.1 | 0.0 | - | - | - | - | - | - | - | - | - | - | - | $1.76 |

| | |
|---|---|
| **Federal NOLs utilized** | **$242.8** |
| **State NOLs utilized** | **$126.9** |

| | |
|---|---|
| **Present value of utilized federal NOLs** | **$4.76** |
| **Present value of utilized state NOLs** | **$1.76** |
| **Total present value of NOLs** | **$6.51** |
| **Total present value of NOLs per share** | **$0.37** |

***Source*:** *NOL balances provided by Cepton management*

*Federal and state tax rates of 21.0% and 8.8%, respectively, provided by management, Craig-Hallum did not provide any calculation or analysis regarding the valuation or availability of the NOLs nor the annual benefit limitation, to which was 80% of annual EBIT as provided by management*
*EBIT growth estimate of 9% annually from 2029-2033, 3% annually 2034-2038, and 2% annual 2039 and on; and other income (expense) provided by Cepton management on 2/15/2024*

# Appendix

# Weighted Average Cost of Capital Calculation

**WACC CALCULATION**

| ($ in millions) | Comparable Public Companies | | | | | | |
|---|---|---|---|---|---|---|---|
| | Luminar Technologies, | Hesai Group | MicroVision, Inc. | Innoviz Technologies | Aeva Technologies, I | Ouster, Inc. | AEye, Inc. |
| | LAZR | HSAI | MVIS | INVZ | AEVA | OUST | LIDR |
| Observed (Levered Beta) (a) | 2.68 | 1.49 | 1.94 | 2.40 | 2.35 | 2.84 | 2.13 |
| Adjusted Beta (b) | 2.12 | 1.33 | 1.63 | 1.94 | 1.90 | 2.23 | 1.75 |
| **Total Debt** | **$625** | **$71** | **$0** | **$0** | **$0** | **$45** | **$0** |
| **Market Value of Equity** | **$654** | **$552** | **$220** | **$152** | **$152** | **$467** | **$15** |
| **Total Capitalization** | **$1,279** | **$623** | **$220** | **$152** | **$152** | **$512** | **$15** |
| Total Debt to Equity Ratio | 95.5% | 12.9% | -- | -- | -- | 9.7% | -- |
| Total Debt / Total Capitalization | 48.9% | 11.4% | -- | -- | -- | 8.9% | -- |
| Equity / Total Capitalization | 51.1% | 88.6% | 100.0% | 100.0% | 100.0% | 91.1% | 100.0% |
| Assumed Tax Rate | 21.0% | 21.0% | 21.0% | 21.0% | 21.0% | 21.0% | 21.0% |
| **Unlevered Beta (c)** | **1.21** | **1.20** | **1.63** | **1.94** | **1.90** | **2.07** | **1.75** |

**Cost of Equity - Capital Asset Pricing Model**

| | |
|---|---|
| Risk Free Rate (20-Year Treasury) (d) | 4.1% |
| Market Risk Premium (e) | 5.5% |
| Size Premium (f) | 7.6% |
| Median Debt / Equity Ratio | 0.0% |
| Median Unlevered Beta | 1.75 |
| Levered Beta | 1.75 |
| **Estimated Cost of Equity (g)** | **21.4%** |
| **Cost of Debt** | |
| Cost of Debt (h) | 5.8% |
| **After-Tax Cost of Debt** | **4.6%** |
| Equity / Total Capitalization Ratio | 100.0% |
| Total Debt / Total Capitalization Ratio[1] | 0.0% |
| **Weighted Average Cost of Capital (i)** | **21.4%** |

**ASSUMPTIONS**

a) Observed beta (two year weekly per Bloomberg)

b) Adjusted beta equals [(levered beta) * (2/3)] + [1/3]

c) Unlevered beta equals adjusted levered beta divided by the quantity [1 + (the debt/equity ratio) * (1 – the tax rate)]

d) 10-year U.S. Treasury Note per Wall Street Journal

e) Kroll Capital "Cost of Capital Module" as of 12/31/2023

f) Kroll Capital "Cost of Capital Module" (defined as companies with market capitalization between $1.6 million and $97.4 million), 10B CRSP 10th Decile Brekadown

g) Capital Asset Pricing Model; [the risk-free rate of return] + [(the equity risk premium) * (levered beta)] + [the size premium]

h) Based on estimated cost of debt (defined as Moody's Seasoned Baa Corporate Bond Yield) as of June 2024

i) WACC equals [(the cost of equity) * (the equity/capital ratio)] + [(the cost of debt) * (the debt/total capital ratio) * (1 – the tax rate)]

***Source**: Bloomberg and S&P Global Capital IQ of 6/25/2024*

*(1) Based on median total debt / total capitalization ratio of comparable companies*

# Summary Stock Comparison



120.0%
100.0%
80.0%
60.0%
40.0%
20.0%
0.0%
-20.0%
-40.0%
-60.0%
-80.0%
February 13th, 2024:
Special Committee discussion regarding Offer Price
March 21st, 2024:
8-K announcing series production award for top global trucking OEM
January 3rd, 2024:
AEVA announces OEM win
December 21st, 2023:
Koito 13D/A filed
12/19/2023
12/26/2023
1/2/2024
1/9/2024
1/16/2024
1/23/2024
1/30/2024
2/6/2024
2/13/2024
2/20/2024
2/27/2024
3/5/2024
3/12/2024
3/19/2024
3/26/2024
4/2/2024
4/9/2024
4/16/2024
4/23/2024
4/30/2024
5/7/2024
5/14/2024
5/21/2024
5/28/2024
6/4/2024
6/11/2024
6/18/2024
6/25/2024
MVIS
AEVA
INVZ
LAZR
LIDR
OUST
HSAI
CPTN

| Change Since 12/19/2023 | Change Since 2/13/2024 |
|---|---|
| OUST: 37.4% | OUST: 79.2% |
| LIDR: (10.0%) | LIDR: 46.2% |
| CPTN: (15.9%) | CPTN: (3.8%) |
| AEVA: (32.7%) | AEVA: (46.3%) |
| HSAI: (52.8%) | HSAI: 4.2% |
| LAZR: (60.8%) | LAZR: (47.0%) |
| INVZ: (67.5%) | INVZ: (45.6%) |
| MVIS: (63.3%) | MVIS: (57.5%) |
| Median: (42.8%) | Median: (24.7%) |

***Source:*** *S&P Capital IQ as of market close on 6/25/2024*